SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 15, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

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Item 5.  Other Events
---------------------

   On December 15, 1999, the Securities and Exchange Commission
(SEC) announced it was issuing a concept release and request for comments regarding the acquisition of US utilities by foreign companies. As previously announced, New England Electric System
(NEES) and The National Grid Group plc (National Grid), a United Kingdom company, have been seeking regulatory approvals for their proposed merger. All regulatory approvals have been granted except for SEC approval under the Public Utility Holding Company Act of 1935. NEES and National Grid filed for approval of their merger with the SEC in March 1999. The companies have been cooperating closely with the SEC staff and believe that all the issues raised in the concept release have been addressed by NEES and National Grid. The concept release requests comments by early February 2000. NEES does not expect SEC approval of the transaction with National Grid before those comments are received.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                              s/ Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: December 17, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.